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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-46058, 33-62060, 333-81670, 333-08085, 333-08083, 333-47520, 333-58893, 333-64628, 333-84713, 333-84719, 333-102911 and 333-102912) pertaining to the 1991 Stock Option Plan, 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, Employee Stock Purchase Plan, and the 1995 Non-Employee Directors' Stock Option Plan of Gilead Sciences, Inc., the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan, NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan, Vestar, Inc. 1988 Stock Option Plan, and Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan, and Option Agreement, dated August 5, 2002, between Triangle Pharmaceuticals, Inc. and Daniel G. Welch, and the Registration Statements (Form S-3 Nos. 333-54350 and 333-87167) of Gilead Sciences, Inc. and in the related Prospectuses, as applicable, of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of Gilead Sciences, Inc. included in Amendment No. 1 to this Annual Report (Form 10-K/A) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP
Palo Alto, California May 5, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS